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EXHIBIT 1


                           MINUTES OF SPECIAL MEETING
                                       OF
                       FIRST CAPITAL RESOURCES .COM, INC.


         A special meeting of the Board of Directors of FIRST CAPITAL RESOURCES .COM, INC., a Nevada corporation, was held on Wednesday, December 27, 2000, at
4500 140th Avenue North, Suite 220, Clearwater, Florida.

         Present and participating in the meeting was Derri Davisson, President and sole Director, who acted as chair of the meeting and recorded the minutes.

         On motions duly made and seconded, it was unanimously voted that:

                  1. FIRST CAPITAL RESOURCES .COM, INC. will transfer the following assets having an approximate value of $1,254,300 to its majority shareholder, First American Capital Trust, a Florida business trust, in partial satisfaction of the debt from First Capital Resources .com, Inc. and its subsidiaries in the approximate aggregate amount of $5,700,000 to First American Capital Trust:

                           a. 1,000 shares of common stock of Southeast Dealer Acceptance, Inc., a Florida corporation, which shares represent all issued and outstanding shares of common stock of Southeast Dealer Acceptance, Inc.

                           b. 1,000 shares of common stock of FC Holding, Inc., a Florida corporation, which shares represent all issued and outstanding shares of common stock of FC Holding, Inc.

                           c. 1,000 shares of common stock of Carnet, Inc., a Florida corporation, which shares represent all issued and outstanding shares of common stock of Carnet, Inc.

         This action is deemed to be in the best interests of First Capital Resources .com, Inc. and the subsidiary companies being transferred. There being no further business, the meeting was adjourned.

Dated: December 27, 2000

                                             /s/ Derri Davisson
                                             ----------------------------------
                                             DERRI DAVISSON, Director/President





                                [Corporate Seal]